Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13A-14(A) AND 15D-14(A)

UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Michael DiMaio, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Spectral AI, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the ﬁnancial statements, and other ﬁnancial information included in this report, fairly present in all material respects the ﬁnancial condition, results of operations and cash ﬂows of the registrant as of, and for, the period presented in this report;

4.	The registrant’s other certifying oﬃcer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as deﬁned in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over ﬁnancial reporting (as deﬁned in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; and

b)	Designed such internal control over ﬁnancial reporting, or caused such internal control over ﬁnancial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of ﬁnancial reporting and the preparation of ﬁnancial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the eﬀectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the eﬀectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over ﬁnancial reporting that occurred during the registrant’s most recent ﬁscal quarter (the registrant’s fourth ﬁscal quarter in the case of an annual report) that has materially aﬀected, or is reasonably likely to materially aﬀect, the registrant’s internal control over ﬁnancial reporting; and

5.	The registrant’s other certifying oﬃcer(s) and I have disclosed, based on our most recent evaluation of internal control over ﬁnancial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All signiﬁcant deﬁciencies and material weaknesses in the design or operation of internal control over ﬁnancial reporting which are reasonably likely to adversely aﬀect the registrant’s ability to record, process, summarize and report ﬁnancial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a signiﬁcant role in the registrant’s internal control over ﬁnancial reporting.

Date: August 12, 2025

/s/ J. Michael DiMaio
J. Michael DiMaio
Chairman of the Board (Principal Executive O&ffilig;cer)